Exhibit 21.1
Subsidiaries
of
Newpark Resources, Inc.
December 31, 2007
1.	BATSON MILL L.L.C.

2.	NEWPARK MATS & INTEGRATED SERVICES L.L.C.

3.	DURA-BASE DE MEXICO S.A. DE C.V.

4.	DURA-BASE NEVADA, INC.

5.	EXCALIBAR MINERALS L.L.C.

6.	NEWPARK CANADA, INC.

7.	NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP

8.	NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP

9.	NEWPARK DRILLING FLUIDS L.L.C.

10.	NEWPARK ENVIRONMENTAL SERVICES L.L.C.

11.	NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

12.	NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

13.	NEWPARK ENVIRONMENTAL WATER SOLUTIONS L.L.C.

14.	NEWPARK HOLDINGS NOVA SCOTIA CORP.

15.	NEWPARK INVESTMENTS NOVA SCOTIA CORP.

16.	NEWPARK TEXAS L.L.C.

17.	AVA, S.p.A.

18.	AVA EASTERN EUROPE D.F.& S., S.R.L.

19.	AVA AFRICA S.A.R.L.

20.	CRILIO DUE EXIM S.R.L.

21.	AVA DEUTCHLAND GMBH

22.	AVA TUNISIE S.A.R.L.

23.	AVA INTERNATIONAL DRILLING FLUIDS LTD.

24.	AVA ALGERIE E.U.R.L.

25.	NEWPARK DRILLING FLUIDS do BRASIL TRATAMENTO de FLUIDOS LTDA.

26.	AVA PANNONIA

27.	DBM SERVICIOS, S.A. de C.V.